                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                             THE UNION CORPORATION
                                       AT
                              $31.50 NET PER SHARE

                                       BY
                     SHERMAN ACQUISITION CORPORATION, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                           OUTSOURCING SOLUTIONS INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 23, 1998 UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated December 24, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Sherman Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Outsourcing Solutions Inc. ("Parent"), a Delaware corporation, to purchase all the outstanding shares of common stock, par value $0.50 per share (collectively with the associated Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 14, 1988 (as amended, the "Rights Agreement"), between the Company and First National Bank of Boston, as Rights Agent, the "Shares"), of The Union Corporation, a Delaware corporation (the "Company"), at a purchase price of $31.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C. as depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

    1. The tender price is $31.50 per Share, as set forth in the Introduction to the Offer to Purchase.

    2. The Offer is subject to (a) there being validly tendered and not properly withdrawn prior to the Expiration Date a number of Shares which, together with Shares owned by Parent or the Purchaser (or any affiliate of Parent or the Purchaser), constitutes at least 66 2/3% of the total voting power of all shares of capital stock of the Company outstanding on a fully diluted basis, (b) the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, (c) the Parent receiving the financing necessary for it and the Purchaser to consummate the Offer and the other transactions contemplated by the Merger Agreement (as defined in the Offer to Purchase) in accordance with the
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terms of the bank commitment letter, dated December 22, 1997, to Parent from
Goldman Sachs Credit Partners L.P., The Chase Manhattan Bank and Chase Securities Inc. and (d) certain other conditions as set forth in the Merger Agreement. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

    3.  The Offer is being made for all of the outstanding Shares.

    4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on January 23, 1998 unless the Offer is extended.

    6. The board of directors of the Company has unanimously approved each of the Offer and the Merger (as defined in the Offer to Purchase), unanimously determined that each of the Offer and the Merger is fair to, and in the best interests of, the Company's shareholders and unanimously recommends that the Company's shareholders accept the Offer and tender their Shares pursuant thereto.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Share Certificates are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Lazard Freres & Co. LLC, Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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
                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                  TO PURCHASE FOR CASH ALL OF THE OUTSTANDING
                             SHARES OF COMMON STOCK

                                       OF
                             THE UNION CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 24, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Sherman Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Outsourcing Solutions Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.50 per share (collectively with the associated Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 14, 1988 (as amended, the "Rights Agreement"), between the Company and First National Bank of Boston as Rights Agent, collectively, the "Shares") of The Union Corporation, a Delaware corporation.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                       NUMBER OF SHARES TO BE TENDERED:*
Shares ___________________
Account Number: ___________________
Dated:  ___________________, 199 ____

                                                           SIGN HERE
                                               _________________________________

                                                         Signature(s)
                                               _________________________________

                                                 Please Type or Print Name(s)
                                               _________________________________

                                                     Please Type or Print
                                                       Address(es) Here
                                               _________________________________

                                                Area Code and Telephone Number
                                               _________________________________

                                                  Taxpayer Identification or
                                                   Social Security Number(s)

------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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